FORM 10-K
                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                                   EXHIBIT 11




                               STATEMENT REGARDING
                                 COMPUTATION OF
                               PER SHARE EARNINGS

                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
            COMPUTATION OF WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                       AND
                     EARNINGS PER SHARE FOR THE YEARS ENDED
                        DECEMBER 31, 1994, 1995 AND 1996

                                                               YEARS ENDED DECEMBER 31,


                                                          1994           1995           1996
                                                       -----------    ----------    ------------
Earnings (loss) available for common shareholders:

      Net earnings (loss)                              $(4,307,500)   $ (512,623)   $(15,151,342)

      Preferred stock dividends                               --         (24,844)       (251,037)
                                                       -----------    ----------    ------------
Earnings (loss) available for common shareholders      $(4,307,500)   $ (537,467)   $(15,402,379)
                                                       ===========    ==========    ============



Weighted average common and common equivalent shares outstanding:


Primary:                                                 5,536,202     6,443,294       8,974,775
      Weighted average number of common shares
        outstanding
      Dilutive effect of options and warrants
        using average market price                            --            --              --
                                                       -----------    ----------    ------------

      Weighted average common and common
        equivalent shares outstanding                    5,536,202     6,443,294       8,974,775
                                                       ===========    ==========    ============


Fully diluted:
      Weighted average number of common shares
        outstanding                                      5,536,202     6,443,294       8,974,775

      Dilutive effect of options and warrants
        using the greater of average market
        price or period end market price                      --            --              --
                                                       -----------    ----------    ------------
      Weighted average common and common equivalent
        shares outstanding assuming full dilution        5,536,202     6,443,294       8,974,775
                                                       ===========    ==========    ============

Earnings (loss) per share primary and fully diluted:   $     (0.78)   $    (0.08)   $      (1.72)
                                                       ===========    ==========    ============

                                       21